Allegro Biodiesel Re-negotiates Terms of Note

LOS ANGELES, CA, February 28, 2008 -- Allegro Biodiesel Corporation (OTC: ABDS) has re-negotiated the terms of its $500,000 secured promissory note with Community Power Corporation ("CPC") on February 27, 2008 (the "Note"). In exchange for early note repayment of $225,000 by CPC, Allegro forgave $25,000 of the Note and waived the interest that had accrued on the remaining $250,000. The maturity date of the remaining $250,000 owed to Allegro has been extended from March 1, 2008 to the earlier of either December 31, 2008 or the date CPC receives at least $2.5 million in equity or debt financing.

Additionally, the transactions regarding the Port of Alexandria described in our press release dated February 19, 2008, were consummated on February 25, 2008.

The complete terms of the re-negotiated CPC Note will be detailed in a Form 8-K to be filed by Allegro with the SEC.

About Allegro Biodiesel Corporation

Allegro Biodiesel Corporation is a producer and distributor of biodiesel fuel. Allegro operates a production facility located in Pollock, Louisiana that uses renewable agricultural-based feedstock to produce biodiesel. Allegro began sales in April 2006, becoming the first operational biodiesel producer in the state of Louisiana. For more information, visit the company's website at www.allegrobiodiesel.com or click http://b2i.us/irpass.asp?BzID=1496&to=ea&s=0 .

Caution Regarding Forward-Looking Statements

This press release includes statements that may constitute forward-looking statements made pursuant to the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. To the extent that this press release discusses expectations about market conditions, market acceptance, future sales, future financial performance, future disclosures, or otherwise statements about the future, such statements are forward-looking and are subject to a number of risk factors and uncertainties that could cause actual results to differ materially from the statements made. These factors include the risks associated our ability to obtain financing to fund our operations, the continued high price of commodities used by us to produce biodiesel, our performance and efficiency in producing biodiesel, and other risk factors discussed in the Risk Factors, Business Description and Management's Discussion and Analysis sections of our Registration Statement on Form SB-2, which was declared effective by the SEC on June 13, 2007, our Annual Report on Form 10-KSB for the year ended December 31, 2006, and subsequent Quarterly Reports on Form 10-QSB and current reports on Form 8-K.

Contact:
Investor Relations
Tel: (310) 670-2093

E-mail: info@allegrobio.com